EXHIBIT 4.36

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as “[*****]” or “*****”. A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

38 Sidney St., Cambridge, MA 02139	Phone: (617) 494-1339	Fax: (617) 494-1741

PURCHASE ORDER 28890	Subcontract 200-2002-00012(CBL)(Mod 0002)

Requested by:		Authorization:
[ **** ]	1.		2.	9/10/02

Vendor Name (Address & Phone if new vendor)	Special Instructions: Payment Terms:

Chesapeake Biological Laboratories, Inc. 1111 S. Paca Street Baltimore MD 21230	(1) ACAM 2000 US Govt Program (2) All of the Subcontract 200-2002-00012(CBL) terms and conditions apply to this purchase order as modified below.

Customer Order No.:	Date Needed:	Date Requested:

Line #	Quantity	Unit	Description	Actual Price

1	1 Exp	Project	Develop/Transfer Cleaning Procedure, including drafting, re-formatting, and finalizing cleaning Standard Operating Procedure (“SOP”) to reflect Acambis’s change [ **** ]	[ **** ]

2	1 Exp	Project	Transfer/Train Vessel Assembly Procedure, including drafting, training, evaluating, re-formatting and finalizing vessel assembly SOP to reflect Acambis’s change [ **** ]	[ **** ]

3	1 Exp	Project	Transfer/Train Vessel Decontamination Procedure, including evaluating method and preparing, trying, refining, and finalizing vessel decontamination SOP to reflect Acambis’s change [ **** ].	[ **** ]

4	1 Exp	Project	Develop/Train Vessel Receipt Inspection [****], including determining new tamper evident process; determining necessary release specifications; and drafting, trying, refining steps, and finalizing vessel receipt inspection SOP [ **** ] to reflect Acambis’s change [ **** ] .	[ **** ]

5	1 Exp	Project	Update Related SOPs, including reviewing the list of SOPs and completing SOPs to reflect Acambis’s change [ **** ]. After CBL completes these SOPs, the Acambis Quality Assurance (“QA”) department will review and provide their comments to CBL. CBL may invoice for this item following resolution of all the comments contained in that review process.	[ **** ]

6	1 Exp	Project	Update and Finalize Safety Plan to reflect Acambis’s change [ **** ]	[ **** ]

7	1 Exp	Project	Revise transfer validation record to reflect Acambis’s change [ **** ]	[ **** ]

8	1 Exp	Project	Revise/Approve Media fill record	[ **** ]

Line #	Quantity	Unit	Description	Actual Price

9	1 Exp	Project	Revise Master Batch Record, including implementing changes for the new process, finish sampling plan (liquid, FP), define rejects – product on stopper, and approve record	[ **** ]

10	1 Exp	Project	[ **** ] process validation – SIP of Pooling/Product Delivery, [ **** ] , plan assembly, prepare protocol, approve protocol, conduct temperature and B/I trials (1,2+3), incubate B/Is (#s 1,2+3), read B/I’s trials (#s1,2,+3), prepare report, draft SOP [ **** ]	[ **** ]

11	1 Exp	Project	[ **** ] process validation – [ **** ] Qualification, including: (1) for non-qualified vessels [****], receiving, training on assembly of vessels, qualifying (IQ/OQ) non-qualified vessels, and assigning CBLINC#; (2) for qualified vessels [****], receiving, qualifying (IQ/OQ), and assigning CBLINC#; and (3) for qualified vessels [****], receiving, qualifying (IQ/OQ), and assigning CBLINC#.	[ **** ]

12	1 Exp	Project	Placebo fill, including issuing batch record, preparing for fill, receiving and releasing 3 bags of placebo from Acambis, performing thawing the placebo, filling, lyophilization capping, inspection, bulk packaging, moisture testing (1 set of samples for each shelf utilized in the lyophilizer for this fill) and reviewing the record. All work to be performed in substantial compliance with the Product Statement of Work, Section J, Attachment A, Subcontract 200-2002-00012(CBL), Mod 0001. Provide all testing results, including for moisture content, to Acambis for review.	[ **** ]

13	2 Exp	Project	Media manipulation (pooling and transfer), including issuing batch record, preparing for transfer validation, receiving and releasing [****] from Acambis, thawing media, conducting transfer, 7 day read of incubation, 14 day read of incubation, and review record. Provide all media test results to Acambis for review. (Each media manipulation is [ **** ] ). An acceptable media manipulation is defined as a pooling and transfer where the media test results shows no growth in the pooled and transferred media.	[ **** ]

14	1 Exp	Project	Media Fill (pooling with vial fill), including issuing batch record; preparing for transfer validation; receiving and [****] from Acambis; thawing media; conducting fill, lyophilization demonstration, and capping; 7 day read of incubation, 14 day read of incubation, and review record. All work to be performed in substantial compliance with the Product Statement of Work, Section J, Attachment A, Subcontract 200-2002-00012(CBL), Mod 0001. Provide all test results to Acambis for review. An acceptable media fill is defined as a fill where the media test results show no growth in the vialed media.	[ **** ]

15	1 Exp	Project	Engineering run (VV02-003), including issuing batch record; preparing for the engineering run, receiving and releasing [ **** ] from Acambis, thawing[ **** ] , conducting fill, lyophilization, capping, inspection, bulk packaging, and moisture testing (1 set of samples for each shelf utilized in the lyophilizer for this fill), and reviewing record. All work to be performed in substantial compliance with the Product Statement of Work, Section J, Attachment A, Subcontract 200-2002-00012(CBL), Mod 0001. Provide all testing results, including for moisture content, to Acambis for review.	[ **** ]

16	1 Exp	Project	Shipment simulation, including defining validation requirements, arranging shipment (diluent and placebo), preparing shipment (cases and labels), and shipping diluent and placebo.	[ **** ]

Line #	Quantity	Unit	Description	Actual Price

17	1 Exp	Project	Develop/Review Autoclave Cycle, including reviewing cycles, preparing load configuration documents, revising SOP’s BMF-MAT-6019, -6020, -6021 and verifying programmed cycle parameters to reflect Acambis’s change [ **** ]	[ **** ]

Total	$644,000

(A)	This Modification 002 increases the estimated total price of PO 28890 from: [ **** ] by: [ **** ] to: [ **** ]

(B)	By signing this purchase order, CBL acknowledges and agrees that CBL is not entitled to a “missed fill” payment otherwise due under Subcontract 200-2002-00012(CBL), Section H, Paragraph H.3(a)(i) for the one (1) scheduled fill closest to each of the dates CBL performs the placebo fill (Line #13), media fill (Line #15), and the engineering fill (VV02-003) (Line #16) for a total of three (3) waived missed fills.

(C)	This purchase order includes all adjustments relating to validating the Product Transfer Process to which CBL is entitled for the Acambis changes to the ACAM 2000 Vaccine Statement of Work arising out of the change to the [ **** ] and the requirement that CBL treat the pre-IND vaccine as hazardous materials and utilize [ **** ] containers to ship all packaged vaccine.

(D)	Acambis will pay Invoice 8386 [75% of the total of Line Numbers 13, 15, 14, 2, 3, 4, 8, and 9] (as amended 8/23/02) upon receipt of a certificate of conformance from CBL. Time for payment of Invoice 8425 [representing 25% of the total of Line Numbers 13, 15, 14, 2, 3, 4, 8, and 9] (dated 8/23/02) is ten days after receipt of acceptable CBL final batch records. Time for payment for the remainder of the tasks described in this purchase order is 30 days after receipt of a proper invoice or 10 days after receipt of acceptable CBL final batch records, whichever is later.

     *****This Purchase Order is invalid without an assigned PO#

Company Representative	Date 9/9/02	Confirmation No.

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